Exhibit 1.1

1,100,000 Shares

AdCare Health Systems, Inc.

Common Stock

UNDERWRITING AGREEMENT

March 27, 2012

Noble Financial Capital Markets

951 Yamato Road, Suite 210

Boca Raton, FL 33431

Ladies and Gentlemen:

AdCare Health Systems, Inc., an Ohio corporation (the “Company”), proposes to sell to you (the “Underwriter”), 1,100,000 shares (the “Firm Shares”) of the Company’s common stock, no par value (the “Common Stock”).  The Company also proposes to sell, at the Underwriter’s option (the “Over-allotment Option”), an aggregate of up to 165,000 additional shares of Common Stock (the “Option Shares”) as provided herein.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the “Shares.”

The Company agrees with the Underwriter as set forth below.

1.                                       Representations, Warranties and Certain Covenants of the Company.  The Company represents and warrants to, and the Company also covenants and agrees with, the Underwriter as follows:

(a)                                  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission (“Rules and Regulations”) thereunder (collectively, the “Act”) a registration statement on Form S-3 (No. 333-166488), which contains a base prospectus (“Base Prospectus”) relating to the Shares.  Such registration statement, as it may have been amended, including financial statements, exhibits and the information, if any, deemed to be a part of such registration statement by virtue of Rule 430B of the Rules and Regulations, is referred to herein as the “Registration Statement”.  Any Preliminary Prospectus supplement to the Base Prospectus that describes the Shares and offering thereof and is used prior to the filing of the Prospectus is referred to herein as, together with the Base Prospectus, a “Preliminary Prospectus”.  The term “Prospectus” shall mean the prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  If applicable, any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.  All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3.

(b)                                 The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus, if applicable, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened or contemplated by the Commission, and the Company has complied in all material respects with all requests by the Commission for additional information in connection therewith.  Each Preliminary Prospectus, if any, and the Prospectus delivered to the Underwriter for use in connection with this offering will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  At the date of this Agreement and at the date the Registration Statement became effective, the Registration Statement and Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations.   At the date of this Agreement, at the date the Registration Statement became effective and at the Closing Date and the Option Closing Date, if any (each as defined below), as the case may be, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  At the date of this Agreement and at the date the Registration Statement became effective and at the Closing Date and the Option Closing Date, if any (each as defined below), the Prospectus, as amended or supplemented, if applicable, will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement, each Preliminary Prospectus, if any, or Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(c)                                  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.  The consolidated financial statements of the Company set forth in the Registration Statement and Prospectus, together with the related notes thereto, present fairly the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise stated therein).  The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The schedules set forth in the Registration Statement present fairly the information required to be stated therein in conformity with GAAP.  All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable.

(d)                                 There are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed or otherwise incorporated by reference.

(e)                                  The Company has been duly organized and is validly existing, in good standing, under the laws of the State of Ohio.  The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as is described in each Preliminary Prospectus, if any, and the Prospectus.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(f)                                    Each of the subsidiaries of the Company listed or incorporated by reference in the Registration Statement (the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in each Preliminary Prospectus, if any, and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Except as set forth in the Registration Statement, the Company does not own any shares of capital stock or any other securities of any corporation, nor does it have any equity interest, direct or indirect, in any firm, partnership, association or other entity or subsidiary.

(g)                                 The authorized, issued and outstanding capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus.  The issued and outstanding shares of Common Stock and the Company’s Preferred Stock, no par value per share (“Preferred Stock”) have been duly authorized and validly issued and are fully paid and nonassessable.  The sale of the Shares by the Company has been duly authorized and after issuance of and payment for such Shares in accordance with this Agreement, such Shares will be validly issued, fully paid and nonassessable.  The Underwriter will acquire good and marketable title to the Shares to be sold by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or other claim, and the holders of the Common Stock and Preferred Stock are not entitled to any preemptive rights with respect to the Shares to be sold by the Company.  The issued and outstanding shares of the capital stock of each of the Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record, directly or indirectly, by the Company free and clear of all liens, claims or encumbrances whatsoever.  None of the outstanding shares of capital stock of the Company or any of its Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder arising by operation of law, under the certificate of incorporation or by-laws of the Company or its Subsidiaries or under any agreement or obligation to which the Company or any of its Subsidiaries is a party or by which any of them are bound.

(h)                                 Except as disclosed in each Preliminary Prospectus, if any, and the Prospectus and the financial statements of the Company and the related notes thereto included in each Preliminary Prospectus, if any, and the Prospectus, neither the Company nor any of its Subsidiaries has outstanding any options or warrants to purchase, any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations.  Except as described in the Registration Statement, each Preliminary Prospectus, if any, and Prospectus, there are no persons with registration rights or other similar rights to have any securities registered by the Company pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(i)                                     Except as contemplated in any Preliminary Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, each Preliminary Prospectus, if any, and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, and there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, any material change in the capital stock, short-term debt or long-term debt of the Company, or any Material Adverse Effect.

(j)                                     Except as set forth in any Preliminary Prospectus and the Prospectus, there are no pending actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or its Subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or that are otherwise material in the context of the sale of the Shares by the Company; and no such actions, suits or proceedings are, to the Company’s knowledge,  threatened or contemplated.

(k)                                  Except as set forth in any Preliminary Prospectus and the Prospectus, the Company and its Subsidiaries own or have valid leasehold interests in all material properties and assets required for the operation of their business as now conducted or as presently proposed to be conducted, including those described in the Registration Statement, any Preliminary Prospectus and the Prospectus as being owned by them; and each of the Company and its Subsidiaries has good and marketable title to all properties and assets owned by it which are material to its business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Company or its subsidiaries.  All real property leases to which the Company or any of its Subsidiaries is a party are valid, subsisting and, to the knowledge of the Company, enforceable by the Company or such Subsidiary, in each case with no exceptions that would materially interfere with the use made or to be made thereof by the Company or its Subsidiaries and each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee.

(l)                                     The Company has the corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(m)                               The Company is not in, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in any Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, with or without the giving of notice or passage of time or both, result in a violation, breach or conflict with the charter or bylaws of the Company or any of its Subsidiaries or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or as to which any of their respective properties is subject or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except for any such violations, breaches or conflicts that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the transactions contemplated hereby except as have been obtained and made under the Act and such as may be required under state securities or “Blue Sky” laws and such filings as are required to list the shares on the NYSE Amex.

(n)                                 The Company, together with its Subsidiaries, owns or possesses all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it, and, except as disclosed in any Preliminary Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or otherwise become aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property rights, nor of any facts or circumstances that would render any intellectual property rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if determined adversely to the Company or its subsidiaries, or invalidity or inadequacy could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(o)                                 Except as may be disclosed in writing to the Underwriter or in any Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, any of its Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(p)                                 The Company and its Subsidiaries possess all material certificates, authorities or permits issued by appropriate governmental agencies or bodies and have made all material filings required under any federal, state, local or foreign law, rule or regulation necessary to conduct the business now operated by them (the “Permits”) and have not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company or its Subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(q)                                 No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or its Subsidiaries, is imminent that would reasonably be expected to result in a Material Adverse Effect.

(r)                                    Except as disclosed in any Preliminary Prospectus and the Prospectus, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and neither the Company nor any Subsidiary is aware of any pending investigation that might lead to such a claim.

(s)                                  Except as disclosed in any Preliminary Prospectus and the Prospectus, the Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure. The Company is otherwise in compliance in all materials respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the Commission, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)                                    The Company and its Subsidiaries carry, or are covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, or that the cost of renewing existing coverage or obtaining similar coverage could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(u)                                 No relationship, direct or indirect, exists among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, customers, suppliers or, to the Company’s knowledge, stockholders of the Company or its Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and Prospectus and that is not so described.

(v)                                 Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, each Preliminary Prospectus, if any, and the Prospectus is not based on or derived from sources that are reliable and accurate (in accordance with the methodologies used to derive such statistical and market-related data set forth in the underlying source material) in all material respects.

(w)                               The Common Stock is listed on NYSE Amex.

(x)                                   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in any Preliminary Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(y)                                 The Company has not directly made or authorized the Underwriter or any other party to make an offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(z)                                   The Company will comply with all provisions of any undertakings contained in the Registration Statement.

2.                                       Sale and Purchase of the Shares.

(a)          Subject to the conditions precedent as set forth in Section 5 below, the Company hereby agrees to sell the Firm Shares to the Underwriter, and the Underwriter, in reliance upon the representations, warranties and agreements herein contained, agrees to purchase from the Company, at the place and the time specified below, the Firm Shares at a price of $3.75 per Share.

(b)         In addition, the Company hereby grants to the Underwriter the Over-allotment Option to purchase the Option Shares at the same price per Share as is set forth in the subsection (a) of this Section 2 with respect to the Shares. The Over-allotment Option granted hereby may be exercised in whole or in part by giving written notice at any time within 45 days after the date of this Agreement, by the Underwriter to the Company which notice shall set forth the number of Option Shares as to which the Underwriter is exercising the option and the date and time for delivery of and payment for the Option Shares, which will not be later than seven business days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of the Underwriter, or at such other place as shall be agreed upon by the Company and the Underwriter.  If such delivery and payment for the Option Shares does not occur on the Closing Date (defined below), the date and time of the closing for such Option Shares will be as set forth in the foregoing notice (such time and date being herein referred to as the “Option Closing Date”).  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriter and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Shares specified in such notice.  You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

3.                                       Terms of Offering and Authority to Use Prospectus.  The terms of the public offering by the Underwriter of the Shares to be purchased by them shall be as set forth in the Registration Statement, any Preliminary Prospectus and the Prospectus.  The Company has authorized the Underwriter to use Preliminary Prospectuses, if any, and to make them available for use by prospective dealers and authorize all dealers acquiring Shares from the Underwriter to use the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) in connection with the sale of the Shares until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered in connection with sales by the Underwriter or dealer.

4.                                       Payment and Delivery.

(a)                                  Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company at 10:00 a.m., Eastern Time, on March 30, 2012, or at the time, date (not later than three (3) full business days thereafter) and place agreed upon by the Underwriter and the Company, against delivery to the Underwriter of the Firm Shares in the form of certificates for the securities comprising the Firm Shares.  The date and time of this payment and delivery are referred to herein as the “Closing Date.”

(b)                                 The certificates for the Firm Shares and Option Shares, if any, shall be registered in the name or names and shall be in the denominations you, as Underwriter, designate at least one full business day prior to the Closing Date or the Option Closing Date, as the case may be.  The Company agrees to cause certificates for the Firm Shares and Option Shares, if any, to be delivered pursuant to this Agreement at your offices, at the offices of The Depository Trust Company, New York, New York, or at such other places as may be designated by you as Underwriter, and to be made available for checking and packaging at one of the above offices or such other places as may be designated by you at least one full business day prior to the Closing Date, or the Option Closing Date, as the case may be.

5.                                       Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder is subject to the following conditions:

(a)                                  The Company shall have closed a debt financing with a minimum of $3 million in net proceeds on terms and conditions satisfactory to the Underwriter in its sole discretion.

(b)                                 The Registration Statement shall remain effective under the Act as of the date hereof and through the Closing Date and if applicable, the Option Closing Date, and no stop order suspending the effectiveness of the Registration Statement or the qualifications of the Firm Shares or the Option Shares, as the case may be, shall have been issued and no proceedings for that purpose shall have been instituted before or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission or any state securities or “Blue Sky” commissioner or authority.

(c)                                  At the Closing Date and if applicable, the Option Closing Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date or the Option Closing Date, as the case may be, and the Company shall have performed all of the obligations and complied with all of the conditions hereunder on its part to be performed or complied with on or prior to the Closing Date or the Option Closing Date, as the case may be; (ii) the Registration Statement, each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the condition (financial or otherwise), business, or results of operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Registration Statement, each Preliminary Prospectus and the Prospectus, except changes that the Registration Statement indicates might occur after the effective date of the Registration Statement, and neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to or contemplated in the Registration Statement; and (iv) except as set forth in each Preliminary Prospectus and the Prospectus, no action, suit or proceeding at law or in equity shall be pending or, to the Company’ knowledge, threatened against the Company or any of its Subsidiaries that would be required to be set forth in the Registration Statement, and no proceedings shall be pending or, to the Company’ knowledge, threatened against the Company or any of its Subsidiaries before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and you shall have received at the Closing Date or the Option Closing Date, as the

case may be, a certificate of the principal executive officer and the principal financial or accounting officer of the Company, dated as of such Closing Date or the Option Closing Date, as the case may be, evidencing compliance with the provisions of this Subsection 5(c), and confirming the accuracy of the representations of the Company set forth in Section 1 hereof and confirming that all conditions set forth herein to be met by the Company have been met as of such date.

(d)                                 The Underwriter shall not have discovered and disclosed to the Company prior to the Closing Date or if applicable, the Option Closing Date, as the case may be, that the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact that in the reasonable opinion of counsel to the Underwriter is material, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e)                                  On the Closing Date and if applicable, the Option Closing Date, the Underwriter shall have received the signed opinion, dated as of such date, of Rogers & Hardin LLP and Carlile, Patchen & Murphy, LLP, each counsel to the Company, in form reasonably satisfactory to counsel for the Underwriter.

(f)                                    As of the effective date of the Registration Statement, the date of the Prospectus and the Closing Date, the Common Stock shall be listed on NYSE Amex and the Company shall have obtained any approval from NYSE Amex as may be required by its rules and regulations.

(g)                                 FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements for this offering.

(h)                                 All proceedings taken at or prior to the Closing Date or if applicable, the Option Closing Date, in connection with the sale of the Firm Shares or Option Shares, as the case may be, shall be reasonably satisfactory in form and substance to the Underwriter and counsel to the Underwriter, and at the time of signing this Agreement and on the Closing Date or the Option Closing Date, as the case may be, the Underwriter and such counsel shall have received each and every additional document, letter, opinion, certificate or other item dated and executed in a manner reasonably satisfactory to the Underwriter and such counsel, as the Underwriter or such counsel may reasonably request in connection with each Preliminary Prospectus, the Prospectus, the Registration Statement, the offer and sale of the Shares hereunder, or proceedings at the Closing Date or the Option Closing Date, as the case may be.

If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, all obligations of the Underwriter under this Agreement may be cancelled by the Underwriter by notifying the Company of such cancellation on or prior to the Closing Date.  The Underwriter may, in its sole discretion, waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of the Closing Date or the Option Closing Date, as the case may be.

6.                                       Covenants of the Company.

6.1                                 The Company covenants and agrees as follows:

(a)                                  To use all reasonable efforts to maintain the effectiveness of the Registration Statement and not, at any time, to file any amendment to the Registration Statement or Prospectus or supplement thereto of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected or which is not in compliance in all material respects with the Act and the Rules and Regulations, and as soon as the Company is advised thereof, to advise you and confirm this advice in writing (i) when the Registration Statement is effective and (ii) of the issuance by the Commission or any state securities or “Blue Sky” commissioner or authority of any order suspending the effectiveness of the Registration Statement or any qualification of the Shares or prohibiting the sale of the Shares or the initiation or threatening of any proceedings for any such purpose.

(b)                                 To deliver from time to time after the effective date of the Registration Statement  until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, without charge, to the Underwriter and to send to the Underwriter, at such office or offices as the Underwriter may designate, as many copies of the Preliminary Prospectus, if any, and Prospectus as the Underwriter may reasonably request.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)                                  To furnish the Underwriter, without charge, one executed copy of the Registration Statement (including exhibits), any amendments thereto and the Prospectus and to furnish the Underwriter, without charge, a reasonable number of conformed copies of the Registration Statement (excluding exhibits), any amendments thereto and the Prospectus.

(d)                                 To furnish the Underwriter with a copy of each proposed amendment or supplement before amending or supplementing the Registration Statement or the Prospectus.

(e)                                  Until the earlier of the completion of the public offering or the period as, in the opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, if any event shall occur as a result of which it shall be necessary to amend or supplement the Prospectus in order to comply with applicable law or to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Underwriter and to dealers (whose names and addresses the Underwriter will furnish to the Company) to whom Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus to effect such compliance or so that the statements in the Prospectus, as so amended or supplemented, will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading. Neither the Underwriter’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(f)                                    To the extent not available on EDGAR, for a period of three years following the date of this Agreement, to supply to the Underwriter copies of such financial statements and other periodic and special reports as the Company may from time to time furnish generally to holders of any class of its securities, and to furnish the Underwriter a copy of each annual report on Form 10-K which it files with the Commission.

(g)                                 To qualify the Shares for offer and sale under the “blue sky” laws of such jurisdictions (domestic or foreign) as the Underwriter may request, and to pay reasonable fees and disbursements of counsel for the Company and all other expenses and filing fees in connection therewith; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation as doing business in any jurisdiction.

(h)                                 To apply the net proceeds from the sale of the Shares in accordance with the statement made under “Use of Proceeds” in any Preliminary Prospectus or the Prospectus.

(i)                                     To supply the Underwriter with copies of all correspondence to and from and all documents issued to and by the Commission in connection with the registration of the Shares under the Act.

(j)                                     To obtain the prior written consent of the Underwriter before the Company directly makes or authorizes any other party to make an offer related to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(k)                                 To ensure that actions directly taken by the Company or actions authorized by the Underwriter or other parties that are authorized by the Company comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, if applicable, including timely filing with the Commission or retention where required and legending, and to ensure that actions authorized by the Company satisfy all conditions of Rule 433 under the Act necessary to avoid a requirement of filing with the Commission any electronic road show.

(l)                                     To give prompt notice to the Underwriter and, if requested by the Underwriter, to prepare and furnish to the Underwriter a corrective Issuer Free Writing Prospectus if at any time following the issuance of an Issuer Free Writing Prospectus directly made by the Company, or authorized by the Company to be made on its behalf, any event occurs as a result of which such Issuer Free Writing Prospectus, as directly made or authorized by the Company, conflicts with the information in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(m)                             For a period commencing on the date hereof and ending on the date immediately following the sixty (60) day anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Underwriter, directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Act), any Convertible Securities (as defined below), any preferred stock or any purchase rights relating to any of the foregoing. Notwithstanding the foregoing, this Section 6.1(m) shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than five percent (5%) of the Common Stock issued and outstanding immediately prior to the date hereof and (B) such options are not amended to increase the number of shares issuable thereunder or to lower the exercise price thereof or to otherwise materially change the terms or conditions thereof; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the date hereof, provided that such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) have not been amended since the date of this Agreement to increase the number of shares issuable thereunder or to lower the exercise or conversion price thereof or otherwise materially change the terms or conditions thereof (it being understood that any increase in the number of such securities or decrease in the exercise price, exchange price or conversion price that are provided for under the terms of such securities as of the date of this Agreement shall not be deemed an amendment to such securities); (iii) shares of Common Stock or Convertible Securities issued as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) by the Company or any of its subsidiaries, or as consideration for the acquisition of a business, product or license by the Company or any of its Subsidiaries; and (iv) shares of Common Stock issuable upon conversion of any Convertible Securities issued in connection with the debt financing referred to in Section 5(a) hereof and approved by the Underwriter (each of the foregoing in clauses (i), (ii), (iii) and (iv), collectively the “Excluded Securities”). “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company or a committee thereof prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

6.2                               Payment of Expenses.  The Company will pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, all costs and expenses incident to the entry into and performance under this Agreement by the Company, and without limiting the generality of the foregoing, all costs and expenses incident to (i) the issuance, purchase, sale and delivery of the Shares to the Underwriter; (ii) the registration of the Shares and preparing, printing and shipping the Registration Statement and the underwriting documents; (iii) the filing fees of the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including fees for NYSE Amex) and state securities and “Blue Sky” commissioners and authorities in connection with the Registration Statement and this Agreement; (iv) a non-accountable expense allowance in the amount of $50,000, payable to the Underwriter at closing; (v) the fees and disbursements of counsel and accountants for the Company; (vi) the furnishing to the Underwriter copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, if applicable, the Prospectus, this Agreement, any Blue Sky survey, and of the documents required by paragraphs (b), (c), (d) and (e) of Section 6.1, to be so furnished, including costs of preparing, printing and shipment; (vii) the preparation, printing, mailing, delivery, filing and distribution by the Company of all supplements and amendments to the Prospectus required by paragraph (e) of Section 6.1; and (viii) the furnishing to the Underwriter of all reports and financial statements required by paragraphs (f) and (g) of Section 6.1.

7.                                      Indemnification and Contribution.

(a)                                 The Company will indemnify and hold harmless the Underwriter, its partners, members, shareholders, directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and except as provided below, will reimburse the Underwriter and each such controlling person, if any, for any reasonable legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, if applicable, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials, if any, used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings that are provided by the Company or based upon information furnished by or on behalf of the Company, unless the untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus, if applicable, “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or other materials in reliance upon and in conformity with information furnished in writing to the Company by you or the Underwriter through you expressly for use therein, or (iv) any claims by third parties in privity with the Company against the Underwriter arising from the closing of the transactions contemplated hereby; provided, however, that the Company shall not be liable for any loss, claim, damage or liability that arises out of or is based upon any distributions conducted by the Underwriter that are not specifically authorized by the Company.  Promptly after receipt by the Underwriter, any partner, member, shareholder, director, officer or employee of the Underwriter, or any person controlling the Underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section 7, the Underwriter will notify the Company in writing of the commencement thereof, and, subject to the provisions stated below, the Company shall assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Underwriter or such person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against it; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under this Section 7(a) except to the extent that the Company has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve the Company from any liability that it may have to an indemnified party otherwise than under this Section 7(a).  The Underwriter or any controlling person shall have the right to employ separate counsel in the action and to participate in the defense thereof, but the fees and expenses of its counsel shall not be at the expense of the Company unless the employment of that counsel has been specifically authorized by the Company or the Company shall not, within a reasonable time period, employ counsel or the Underwriter shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense on behalf of the Underwriter), in any of which events such fees and expenses shall be borne by the Company, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings.  The Company shall not be liable to indemnify any person for any settlement of any action effected without the Company’s consent, unless such settlement (i) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Company.

(b)                                 The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and, except as provided below, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses as incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, if applicable, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as any such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein and as any such loss, claim, damage or liability that arises out of or is based upon any distributions conducted by the Underwriter that are not specifically authorized by the Company.  Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Underwriter under this Section 7, the indemnified party will notify the Underwriter in writing of the commencement thereof, and the Underwriter shall, subject to the provisions stated below, assume the defense of the action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Underwriter; provided that the failure to notify the Underwriter shall not relieve the Underwriter from any liability that it may have under this Section 7(b) except to the extent that the Underwriter has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Underwriter shall not relieve the Underwriter from any liability that it may have to an indemnified party otherwise than under this Section 7(b).  The Company and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense thereof, but the fees and expenses of their counsel shall not be at the expense of the Underwriter unless the employment of that counsel has been specifically authorized by the Underwriter obligated to defend the action or the Underwriter obligated to defend shall not, within a reasonable time period, employ counsel or the Company, director, officer or controlling person shall have reasonably concluded that there may be defenses available to it that are different from, additional to or in conflict with those available to the Underwriter obligated to defend the action (in which case the Underwriter obligated to defend the action shall not have the right to direct the defense on behalf of the Company, director, officer or controlling person), in any of which events such fees and expenses shall be borne by the Underwriter obligated to defend the action, it being understood, however, that the Underwriter obligated to defend the action shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one proceeding or series of related proceedings.  The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any action effected without the

Underwriter’s consent unless such settlement (i) includes an unconditional release of such Underwriter from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such Underwriter.

(c)                                  It is agreed that the only information supplied by the Underwriter in writing for use in the Registration Statement, the Prospectus or any Preliminary Prospectus or Issuer Free Writing Prospectus, if applicable, is set forth in the fifth, ninth, tenth, eleventh, thirteenth and fifteenth paragraphs under the heading “Underwriting” and the information on the cover page regarding the delivery of the Shares, other than distributions not authorized by the Company, if any, and that no information has been omitted from the Registration Statement in reliance on information supplied by the Underwriter in writing.

(d)                                 In order to provide for just and equitable contribution under the Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to this Section 7, but it is insufficient to hold an indemnified party harmless or judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party; then the Company and the Underwriter, as applicable, shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys’ fees) in either such case (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action.

(e)                                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 7, the contribution of the Underwriter shall not be in excess of its share of the portion of such losses, claims, damages or liabilities for which the Underwriter is responsible.  No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 11 of the Act other than the Company and the Underwriter.  If the full amount of the contribution specified in this Section 7 is not permitted by law, then the Company and the Underwriter, as the case may be, shall be entitled to contribution from the Company or the Underwriter, as the case may be, to the full extent permitted by law.

8.                                      Effective Date and Termination.

(a)                                 This Agreement shall become effective upon execution.

(b)                                 This Agreement, except for Sections 7, 8(c), 10, 11 and 12, may be terminated by the Underwriter by notifying the Company at any time prior to delivery of and payment for the Shares, if, in the Underwriter’s judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities generally on the New York Stock Exchange,

NYSE Amex or NASDAQ Global Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally; (iv) a banking moratorium having been declared by Federal or New York state authorities; (v) any material adverse change in the financial markets in the United States; (vi) any major disruption of settlements of securities or clearance services in the United States; (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency or any change or development in national or international political, financial or economic conditions if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (viii) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption or proposed adoption of any orders, rules, legislation or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, that the Underwriter believes could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or a material adverse impact on the market for the Shares offered hereby; (ix) any Material Adverse Effect having occurred, since the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus or the Prospectus that, in the Underwriter’s judgment, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus; or (x) any of the conditions specified in Section 5 hereof not having been fulfilled or waived in writing by the Underwriter, at or prior to the Closing Date, or the Option Closing Date, as the case may be, when and as required by this Agreement to be fulfilled.

(c)                                  If this Agreement shall be terminated pursuant to any of the provisions hereof, except as provided in Section 7, the Company shall not be under any liability to the Underwriter and the Underwriter shall not be under any liability to the Company.

9.                                      Intentionally deleted.

10.                               Representations and Agreement to Remain in Effect.  The indemnification agreements contained in Section 7 shall survive any termination of this Agreement; and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, the Company or any controlling person, director or officer of the Company or the Underwriter, and (ii) delivery, acceptance of and payment for the Shares under this Agreement.

11.                               Parties in Interest.  This Agreement has been and is made solely for the benefit of the Underwriter and the Company, and their respective successors and assigns, and to the extent expressed herein, for the benefit of persons controlling the Company or the Underwriter, and their respective directors and officers, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

12.                               Notices, Headings, Applicable Law, Etc.  Except as otherwise provided in this Agreement, all statements, requests, notices and other communications hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile transmission and confirmed to the Underwriter at the address set forth above, attention:  Shawn M. Titcomb, Managing Director (facsimile number: (561) 994-5741); and if to the Company attention: Boyd P. Gentry, President and Chief Executive Officer (facsimile number: (937) 964-8961).  Notices shall be effective upon receipt.  Any party may change the address at which it is to receive communications hereunder upon notice to the other parties as provided above. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.  This Agreement may be executed in any number of counterparts (including facsimile and PDF), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The headings in this Agreement have been inserted as a matter of convenience and reference and are not a part of this Agreement.  The Agreement shall be construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Florida.  Each of the parties agrees that the exclusive jurisdiction for any claims or controversies arising hereunder shall be brought before the state or federal courts located in Palm Beach County, Florida. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement is expressly and irrevocably waived.

[SIGNATURE PAGE FOLLOWS]

Please confirm that the foregoing correctly sets forth the agreement among us.

Sincerely yours,

AdCare Health Systems, Inc.

		By	/s/ Boyd P. Gentry
Boyd P. Gentry, President and Chief Executive Officer

Confirmed and Accepted as of the date first above written.

Noble International Investments, Inc.,
doing business as Noble Financial Capital Markets

By	/s/ Shawn M. Titcomb
Shawn M. Titcomb, Managing Director

Signature Page to Underwriting Agreement